UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

ETHEMA HEALTH CORPORATION

f/k/a GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue Del Ray Beach, Florida 33483
(Address of principal executive offices)

(561) 450 7679
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2017, Cranberry Cove Holdings Ltd. (“CCH”), a wholly owned subsidiary of Ethema Health Corporation, a Colorado corporation, f/k/a/ GreeneStone Healthcare Corporation (the “Company”) closed on a loan from PACE Savings & Credit Union Limited (“Lender”) in the principal amount of CDN$5,500,000 (the “Loan”).

The Loan is secured by a first mortgage on the premises owned by CCH located at 3571 Muskoka Road 169, Bala, Ontario (the “Property”).The Loan bears interest at the fixed rate of 4.2% with a 5 year primary term and a 25 year amortization. The Company has guaranteed the Loan and the Company’s chief executive officer and controlling shareholder also has personally guaranteed the Loan. Both CCH and the Company have granted Lender a general security interest in its assets to secure repayment of the Loan.

The proceeds of the Loan has been or will be used to pay off the existing first and second mortgages on the Property and certain other indebtedness of the Company, and for working capital.

The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by reference to the Charge/Mortgage, Guarantee and Postponement of Claim, and Business Loan General Security Agreement, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01 Other Events.

 On June 27, 2017, the Company filed a change in its principal office address with the Colorado Secretary of State to change its principal office to 810 Andrews Avenue, Del Ray Beach, Florida 33483.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1 10.2 10.3	Charge/Mortgage Guarantee and Postponement of Claim Business Loan General Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2017

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO

Exhibit No.	Exhibit Description

10.1 10.2 10.3	Charge/Mortgage Guarantee and Postponement of Claim Business Loan General Security Agreement